   As filed with the Securities and Exchange Commission on July 31, 2001


                                                 Registration No. 333-65552


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ------------

                              AMENDMENT No. 1


                                    To


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                         Delco Remy International, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                     6719                   35-1909253
      (State or Other           (Primary Standard         (I.R.S. Employer
      Jurisdiction of       Industrial Classification    Identification No.)
     Incorporation or             Code Number)
       Organization)

                                 ------------

                             2902 Enterprise Drive
                            Anderson, Indiana 46013
                                 (765) 778-6499
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 ------------

                   See Table of Additional Registrants Below

                                 ------------

                                Thomas J. Snyder
                     President and Chief Executive Officer
                         Delco Remy International, Inc.
                             2902 Enterprise Drive
                            Anderson, Indiana 46013
                                 (765) 778-6499
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                With a Copy to:
                           G. Daniel O'Donnell, Esq.
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The directors and officers of the Company are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

   The following exhibits are filed herewith unless otherwise indicated:

 (1) 2.1 Agreement and Plan of Merger dated as of February 7, 2001 by and among Court Square Capital Limited, DRI Acquisition LLC and the Company

 (2) 2.2 Amendment No. 1 to Agreement and Plan of Merger

 (2) 3.1 Restated Certificate of Incorporation

 (2) 3.2 By-laws of the Company

 (3)   4.1  Indenture, dated as of August 1, 1996, among the Company, certain of the Company's subsidiaries signatories thereto and National City
            Bank of Indiana, as trustee

 (7)   4.2  Indenture governing 8 5/8% Senior Notes Due 2007 among the Company, the Subsidiary Guarantors and United States Trust Company of New
            York, as trustee, dated December 22, 1997

 *     4.3  Indenture governing 11% Senior Subordinated Notes Due 2009 among the Company, the Subsidiary Guarantors and First Union National
            Bank, as trustee, dated April 26, 2001

 *     4.4  Form of 11% Senior Subordinated Note Due 2009 (included in Exhibit
            4.3)

 *     4.5  Registration Rights Agreement, dated April 19, 2001, by and among the Company, the Subsidiaries Guarantors Named Therein, Credit
            Suisse First Boston Corporation and Deutsche Banc Alex. Brown, Inc.

       5.1  Opinion of Dechert

 (6)  10.1  Light Duty Starter Motor Supply Agreement, dated July 31, 1994, by and between Delco Remy America, Inc. ("DRA") and General Motors
            Corporation ("GM")

 (6)  10.2  Heavy Duty Component Supply Agreement, dated July 31, 1994, by and between DRA and GM

 (6)  10.3  Distribution and Supply Agreement, dated July 31, 1994, by and between DRA and GM

 (3)  10.4  Trademark License, dated July 31, 1994, by and among DRA, DRI
            International, Inc. and GM

 (3)  10.5  Tradename License Agreement, dated July 31, 1994, by and among DRA,
            DR International, Inc. and GM

 (3)  10.6  Partnership Agreement of Delco Remy Mexico S. de R.L. de C.V.,
            dated April 17, 1997

 (4)  10.7  Joint Venture Agreement, dated , by and between Remy Korea
            Holdings, Inc. and S.C. Kim

 (2)  10.8  Securities Transfer, Recapitalization and Holders Agreement dated
            March 14, 2001 by and among the Company, DRI Acquisition
            Corporation, Court Square Capital Limited, World Equity Partners,
            L.P., DRI Group LLC and the Continuing Investors Named therein (the
            "Holders Agreement")

 (2)  10.9  Registration Rights Agreement, dated March 14, 2001, by and among the Company, Court Square Capital Limited, World Equity Partners,
            L.P., DRI Group LLC and the Continuing Investors named therein (the
            "Registration Rights Agreement")

 (5)  10.10 Employment Agreement, dated July 31, 1994, by and between Delco
            Remy International, Inc. and Thomas J. Snyder

 (6)  10.11 Form of Fourth Amended and Restated Financing Agreement, dated as of December 16, 1997, among the Company, certain of the Company's subsidiaries signatories thereto and Bank One, Indianapolis, National Association, The CIT Group/Business Credit, Inc.

 (3)  10.14 Contingent Purchase Price Note of DRA, in favor of GM, dated July,
            31, 1994

 (4)  10.15 Lease by and between ANDRA L.L.C. and DRA, dated February 9, 1995

 (4)  10.16 Lease by and between Eagle I L.L.C. and DRA, dated August 11, 1995

 (9)  10.20 Starter Motor Pricing Agreement, dated March 17, 1999, by and between DRA and GM

 (2)  10.21 Preferred Stockholders Agreement, dated March 14, 2001, by and among Court Square Capital Limited, World Equity Partners, L.P.,
            DRI Group LLC and the Continuing Investors named therein (the
            "Preferred Stockholders Agreement")

 (2)  10.22 Stock Purchase Warrant, dated March 14, 2001, issued by the Company to World Equity Partners, L.P.

 (11) 10.23 Letter Agreement by and between the Company and Thomas J. Snyder, dated as of February 6, 2001

 (12) 10.24 Form of Letter Agreement by and between the Company and each of J.
            Timothy Gargaro, Joseph P. Felicelli, Richard L. Stanley, Susan E.
            Goldy, Roderick English and Patrick Mobouck, each dated as of February 6, 2001

 (13) 10.25 Amendment Number Two to the Delco Remy International, Inc.
            Supplemental Executive Retirement Plan, dated as of February 6,
            2001

 (14) 10.26 Form of Amendment Number Two to the Collateral Assignment Split-
            Dollar Insurance Agreement by and between the Company and each of Thomas J. Snyder, J. Timothy Gargaro, Joseph P. Felicelli, Richard
            L. Stanley, Susan E. Goldy, Roderick English

      10.27 Amendment No. 1 to the Holders Agreement

      10.28 Amendment No. 1 to the Preferred Holders Agreement

      10.29 Amendment No. 1 to the Registration Rights Agreement

 *    12    Statement of Computation of Ratio of Earnings to Fixed Charges

 *    21    Subsidiaries of the Registrant

 *    23.1  Consent of Ernst & Young LLP

      23.2  Consent of Dechert (included in Exhibit 5.1)

 *    24    Powers of Attorney (included on signature pages)

 *    25    Statement of Eligibility and Qualification of First Union National
            Bank on Form T-1

 *    99.1  Form of Letter of Transmittal

 *    99.2  Form of Notice of Guaranteed Delivery

 *    99.3  Letter to Holders of 11% Senior Subordinated Notes Due 2009
            Concerning Offer For All Outstanding 11% Senior Subordinated Notes
            Due 2009 in Exchange for 11% Senior Subordinated Notes Due 2009 of
            Delco Remy International, Inc. Which Have Been Registered Under the
            Securities Act of 1933, as amended

 *    99.4  Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
            Other Nominees Concerning Offer For All Outstanding 11% Senior
            Subordinated Notes Due 2009 in Exchange for 11% Senior Subordinated
            Notes Due 2009 of Delco Remy International, Inc. Which Have Been
            Registered Under the Securities Act of 1933, as amended

 *    99.5  Letter to Clients Concerning Offer For All Outstanding 11% Senior
            Subordinated Notes Due 2009 in Exchange for 11% Senior Subordinated
            Notes Due 2009 of Delco Remy International, Inc. Which Have Been
            Registered Under the Securities Act of 1933, as amended

 *    99.6  Guidelines for Certification of Taxpayer Identification Number on
            Substitute Form W-9

 *          Filed on July 20, 2001 as an exhibit to this Registration
            Statement.

 (1) Incorporated by reference to Exhibit (a)(8) to Amendment No. 1 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on February 9, 2001 (the
            "Solicitation/Recommendation Statement")

 (2) Incorporated by reference to the Exhibit of the same number to the Company's Form 10-K for the year ended December 31, 2000

 (3) Incorporated by reference to the Exhibit of the same number to the Registration Statement on Form S-1 previously filed by the Company on October 10, 1997, registering the issuance of the Company's
            Class A Common Stock, par value $.01 per share (the "Equity
            Registration Statement")

 (4) Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the Equity Registration Statement which was filed by the Company on October 22, 1997

 (5) Incorporated by reference to the Exhibit of the same number to Amendment No. 2 to the Equity Registration Statement which was filed by the Company on November 21, 1997

 (6) Incorporated by reference to the Exhibit of the same number to Amendment No. 3 to the Equity Registration Statement which was filed by the Company on November 26, 1997

 (7) Incorporated by reference to the Exhibit of the same number to Amendment No. 4 to the Equity Registration Statement which was filed by the Company on December 8, 1997

 (8) Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended January 31, 1998

 (9) Incorporated by reference to Exhibit 10.20 to the Company's Form 10-K for the year ended July 13, 1999

 (10)     Incorporated by reference to Exhibit (a)(1)(I) to Amendment No. 3 to
          Transition Statement filed by on Schedule 13E-3 on February 9, 2001

 (11) Incorporated by reference to Exhibit (e)(4) to the Solicitation/Recommendation Statement

 (12) Incorporated by reference to Exhibit (e)(5) to the Solicitation/Recommendation Statement

 (13) Incorporated by reference to Exhibit (e)(6) to the Solicitation/Recommendation Statement

 (14) Incorporated by reference to Exhibit (e)(7) to the Solicitation/Recommendation Statement

   (b) Financial Statement Schedules:

   Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrants hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Delco Remy International, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President, Treasurer &
                                                      Secretary




   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President, Chief Executive
Officer and
 _____________________________________________  Director (principal executive officer)
                Thomas J. Snyder

                       *                        Senior Vice President and Chief
Financial
 _____________________________________________  Officer (principal financial officer)
               J. Timothy Gargaro

                       *                        Vice President and Corporate
Controller
 _____________________________________________  (principal accounting officer)
              Richard L. Reinhart

                       *                        Director
 _____________________________________________
                  E.H. Billig

                       *                        Director
 _____________________________________________
             Richard M. Cashin, Jr.

                       *                        Director
 _____________________________________________
               Michael A. Delaney

                       *                        Director
 _____________________________________________
                James R. Gerrity

                       *                        Director
 _____________________________________________
               Robert J. Schultz

                       *                        Director
 _____________________________________________
              Joseph M. Silvestri

                       *                        Chairman and Director
 _____________________________________________
               Harold K. Sperlich


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Delco Remy America, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                              Vice President & Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Chief Executive Officer and
Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

                       *                        Vice President of Finance
 _____________________________________________  (principal financial and accounting
                  John Cowden                   officer)

                       *                        Director
 _____________________________________________
               Richard L. Stanley

                       *                        Director
 _____________________________________________
                 David E. Stoll


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ANDERSON, STATE OF INDIANA, ON THE 31ST DAY OF JULY, 2001.


                                          Remy International, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    DAVID E. STOLL


                                                SECRETARY & TREASURER


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 31, 2001.



                  SIGNATURES                                       TITLE
                  ----------                                       -----

                       *                        Chairman and Director
 _____________________________________________  (principal executive officer)
               HAROLD K. SPERLICH

                       *                        Secretary and Treasurer
 _____________________________________________  (principal financial and accounting
                 DAVID E. STOLL                 officer)

                       *                        Director
 _____________________________________________
                  E.H. BILLIG

                       *                        Director
 _____________________________________________
             RICHARD M. CASHIN, JR.

                       *                        Director
 _____________________________________________
               MICHAEL A. DELANEY

                       *                        Director
 _____________________________________________
                JAMES R. GERRITY

                       *                        Director
 _____________________________________________
                THOMAS J. SNYDER


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            SUSAN E. GOLDY

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Reman Holdings, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Chairman and Director
 _____________________________________________  (principal executive officer)
               Harold K. Sperlich

                       *                        Secretary and Treasurer
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                  E.H. Billig

                       *                        Director
 _____________________________________________
             Richard M. Cashin, Jr.

                       *                        Director
 _____________________________________________
               Michael A. Delaney

                       *                        Director
 _____________________________________________
                James R. Gerrity

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          NABCO, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President
 _____________________________________________  (principal executive officer)
              Joseph P. Felicelli

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ANDERSON, STATE OF INDIANA, ON THE 31ST DAY OF JULY, 2001.


                                          The A&B Group, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    DAVID E. STOLL


                                                SECRETARY & TREASURER


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 31, 2001.



                  SIGNATURES                                       TITLE
                  ----------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                ROBERT COVINGTON

                       *                        Chief Financial Officer
 _____________________________________________  (principal financial and accounting
                TIMOTHY G. HILL                 officer)

                       *                        Director
 _____________________________________________
                THOMAS J. SNYDER

                       *                        Director
 _____________________________________________
                 DAVID E. STOLL


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            SUSAN E. GOLDY

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          A&B Enterprises, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Dalex, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          A&B Cores, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                 Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                   Signature                                       Title
                   ---------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          R&L Tool Company, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                 Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          MCA, Inc. of Mississippi

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Power Investments, Inc.

                                                 /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Franklin Power Products, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          International Fuel Systems, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Marine Corporation of America

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                 Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Powrbilt Products, Inc.

                                                 /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *
 _____________________________________________  President and Director
               J. Michael Jarvis                (principal executive officer)


                       *
 _____________________________________________  Secretary, Treasurer and
Director
                 David E. Stoll                 (principal financial and
accounting
                                                officer)


                       *
 _____________________________________________  Director
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          World Wide Automotive, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *
 _____________________________________________  President and Director
                Richard Keister                 (principal executive officer)

                       *
 _____________________________________________  Secretary, Treasurer and
Director
                 David E. Stoll                 (principal financial and
accounting
                                                officer)

                       *
 _____________________________________________  Director
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Ballantrae Corporation

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                    Vice President


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

                       *                        Secretary and Treasurer
 _____________________________________________  (principal financial and accounting officer)
              John David Phillips

                       *                        Director
 _____________________________________________
                 David E. Stoll


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Tractech, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                              Vice President & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Chairman and Director
 _____________________________________________  (principal executive officer)
                James R. Gerrity

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting officer)
              John David Phillips

                       *                        Director
 _____________________________________________
                  Ralph McGee


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Williams Technologies, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        Vice President and Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

                       *                        Director
 _____________________________________________
              Joseph P. Felicelli


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Engine Master, L.P.


                                          By: HSG I, Inc., Its General Partner

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President -- Finance &
                                                      Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Vice President--Finance,
Secretary and
 _____________________________________________  Director (principal financial
and
                 David E. Stoll                 accounting officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          M.&M. Knopf Auto Parts, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President, Secretary &
                                                      Treasurer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *
 _____________________________________________  Chairman, Chief Executive
Officer and
                 Heywood Knopf                  Director (principal executive
officer)

                       *
 _____________________________________________  Vice President, Secretary,
Treasurer and
                 David E. Stoll                 Director (principal financial
and
                                                accounting officer)

                       *
 _____________________________________________  Director
              Joseph P. Felicelli

                       *
 _____________________________________________  Director
                 Marshall Knopf

                       *
 _____________________________________________  Director
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          Power Investments Marine, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Secretary & Treasurer




   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Secretary, Treasurer and
Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          DR Sales, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President -- Finance &
                                                      Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President
 _____________________________________________  (principal executive officer)
               Richard L. Stanley

                       *                        Vice President--Finance,
Secretary and
 _____________________________________________  Director (principal financial
and
                 David E. Stoll                 accounting officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st day of July, 2001.


                                          HSG II, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President -- Finance &
                                                      Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Vice President--Finance,
Secretary and
 _____________________________________________  Director (principal financial
and
                 David E. Stoll                 accounting officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 31st of July, 2001.


                                          HSG I, Inc.

                                                  /s/ David E. Stoll

                                          By: _________________________________

                                                    David E. Stoll


                                                Vice President -- Finance &
                                                      Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 2001.



                  Signatures                                       Title
                  ----------                                       -----

                       *                        President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                       *                        Vice President--Finance,
Secretary and
 _____________________________________________  Director (principal financial
and
                 David E. Stoll                 accounting officer)

                       *                        Director
 _____________________________________________
                Thomas J. Snyder


*Attorney-in-Fact


          /s/ Susan E. Goldy


By:________________________________


            Susan E. Goldy